Footnote 5:

On May 21, 2004, The Courtney Josephine
Lamar Trust (the "Courtney Trust") and The
Madison Charles Lamar Trust (the "Madison
Trust") each entered into an identical forward sale contract (the "Trust Agreements") with an unaffiliated third party (the "Buyer") each for the sale of up to 50,000 shares of Class A common stock. Each Trust Agreement provides that the Courtney Trust or the Madison Trust, respectively, will deliver to the Buyer on May 21, 2006 (the "First Trust
Maturity Date") shares of Class A common stock as follows: (a) if $35.67 is greater than the closing price of the Class A common stock on the First Trust Maturity Date (the "First
Trust Settlement Price"), 50,000 shares;
(b) if the First Trust Settlement Price is greater than $35.67 but less than $47.01, a percentage of the 50,000 shares equal to $35.67 divided by the First Trust Settlement
Price; (c) if the First Trust Settlement Price is greater than $47.01, a percentage of the 50,000 shares equal to $35.67 plus the difference between the First Trust Settlement
Price and $47.01 divided by the First Trust
Settlement Price. In consideration therefor, the Trust Agreements provide that the Courtney Trust and the Madison Trust each have the right, upon proper notice, to designate one or more Post-Payment Dates on which the Buyer will pay the Post-Payment Amount.
A Post-Payment Date may be any business
day after May 21, 2004, but no later than 5 business days before the First Trust Maturity
Date.  The Post-Payment Amount will be
calculated by the Buyer and will equal (for each Trust Agreement) 50,000 shares multiplied by the present value of $35.67
(discounted by the prevailing LIBOR/Swap
Rate plus a spread for the remaining term of the transaction). If no Post-Payment Date is designated, the Post-Payment Amount will equal (for each Trust Agreement) 50,000 shares multiplied by $35.67 and will be paid to the Courtney Trust and the Madison Trust, respectively, on the First Trust Maturity Date.
The reporting person is neither a beneficiary, nor the trustee of the Madison Trust or the Courtney Trust, the beneficiaries of which are his minor children, and he disclaims any beneficial ownership interest in these shares.


Footnote 6:

On May 21, 2004, the Courtney Trust and
the Madison Trust each entered into an identical forward sale contract (the "Trust Contracts") with an unaffiliated third party (the "Buyer") each relating to up to 50,000 shares of Class A common stock. Each Trust Contract provides that the Courtney Trust or the Madison Trust, respectively, will deliver to the Buyer on May
21, 2008 (the "Second Trust Maturity Date") shares of Class A common stock as follows:
(a) if $35.67 is greater than the closing price of the Class A common stock on the Second
Trust Maturity Date (the "Second Trust
Settlement Price"), 50,000 shares; (b) if the
Second Trust Settlement Price is greater than
$35.67 but less than $55.29, a percentage of the 50,000 shares equal to $35.67 divided by the Second Trust Settlement Price; (c) if the
Second Trust Settlement Price is greater than
$55.29, a percentage of the 50,000 shares equal to $35.67 plus the difference between the Second Trust Settlement Price and $55.29 divided by the Second Trust Settlement Price.
In consideration therefor, the Trust Contracts provide that the Courtney Trust and the Madison Trust each have the right, upon proper notice, to designate one or more Post-Payment
Dates on which the Buyer will pay the Post-
Payment Amount. A Post-Payment Date may be any business day after May 21, 2004, but no later than 5 business days before the Second
Trust Maturity Date.  The Post-Payment
Amount will be calculated by the Buyer and will equal (for each Trust Agreement) 50,000 shares multiplied by the present value of $35.67
(discounted by the prevailing LIBOR/Swap
Rate plus a spread for the remaining term of the transaction). If no Post-Payment Date is designated, the Post-Payment Amount will equal
(for each Trust Agreement) 50,000 shares multiplied by $35.67 and will be paid to the Courtney Trust and the Madison Trust, respectively, on the Second Trust Maturity Date.
The reporting person is neither a beneficiary, nor the trustee of the Madison Trust or the Courtney Trust, the beneficiaries of which are his minor children, and he disclaims any beneficial ownership interest in these shares.